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Exhibit 12 to 2001 10-Q


                             CONVERGYS CORPORATION
               Computation of Ratio of Earnings to Fixed Charges
                             (Amounts in millions)

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
                                                                                                       For the Nine
                                                                                                       Months Ended
Earnings:                                                                                           September 30, 2001
                                                                                                    ------------------
        Income before income taxes, extraordinary
        charges and cumulative effect of change
        in account principle                                                                           $      163.0

        Adjustment for undistributed (income)/losses
        of partnerships                                                                                        24.2

        Interest expense                                                                                       16.5

        Portion (1/3) of rental expense deemed interest                                                        27.4
                                                                                                      --------------

               Total earnings                                                                          $      231.1
                                                                                                      ==============


Fixed Charges:

        Interest expense                                                                               $       16.5

        Portion (1/3) of rental expense deemed interest                                                        27.4
                                                                                                      --------------

               Total fixed charges                                                                     $       43.9
                                                                                                      ==============


Ratio of Earnings to Fixed Charges (1)                                                                         5.26
                                                                                                      ==============
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(1)    The ratio of earnings to fixed charges for the nine months ended
       September 30, 2001 includes the impact of $96.3 in special items. Of the
       $96.3, $31.8 related to the acquisition of Geneva Technology Limited,
       $58.0 related to restructuring charges and $6.5 related to the write-down of equity investments recorded as a non-operating expense. Excluding the special items, the ratio of earnings to fixed charges for the nine months ended September 30, 2001 was 7.46.